EXHIBIT 99.1

Adesto Technologies Reports Fourth Quarter and Full Year 2017 Financial Results

Fourth Quarter Revenue Grows 31.0% Year-Over-Year with
Second Consecutive Quarter of Positive Cash Flow from Operations;
Full Year Revenue Up 27.6% over 2016 with Positive EBITDA

SANTA CLARA, Calif., Feb. 13, 2018 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of application-specific, ultra-low power and smart non-volatile memory products, today announced financial results for its fourth quarter and year ended December 31, 2017.

Fourth Quarter Financial Summary:

  Revenue was a record $16.2 million, increasing 31.0% from the fourth quarter of 2016 and 6.0% from the third quarter of 2017;
  GAAP gross margin was 47.9%, compared to 50.6% in the prior year quarter and 49.0% last quarter;
  GAAP operating expenses were $7.7 million, and non-GAAP operating expenses were $6.8 million, essentially flat year-over-year;
  Adjusted EBITDA was a positive $1.4 million, compared to a loss of $0.1 million in the fourth quarter of 2016 and a positive $0.9 million in the prior quarter;
  GAAP net loss was $165,000, or ($0.01) per share, and non-GAAP net income was $0.8 million, or $0.03 per diluted share; and
  Ended the quarter with $30.1 million of cash and cash equivalents.

2017 Highlights:

  Revenue grew 27.6% to $56.1 million from $44.0 million in 2016;
  Reported three consecutive quarters of over 30% year-over-year revenue growth;
  Gross margin was 49.0% remaining at high-end of targeted range;
  Achieved two consecutive quarters of non-GAAP profitability and positive cash flow from operations in the second half of 2017;
  Achieved three consecutive quarters of increasing adjusted EBITDA, ending the year with a positive $1.3 million compared to a negative $6.7 million last year; and
  Secured over 400 design wins for the full year across industrial, consumer, communications and automotive markets.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated, “Revenue in the fourth quarter was at the high-end of our guidance range with operating expenses below the low-end of the range, contributing to our achievement of non-GAAP profitability, positive adjusted EBITDA and operating cash flow for the quarter. These results conclude a pivotal year for Adesto as we gained significant momentum ramping production of past design wins, resulting in three consecutive quarters of revenue growing by over 30% year-over-year and 27.6% for the full year.

“We are equally excited about our growth prospects in 2018 and beyond as we layered on a record number of design wins this past year, which should add to our current momentum.    In fact, the annual revenue run rate potential of our secured design wins for 2017 increased by over 85% from 2016 and four times over that of 2015.  We believe this is a clear indication that the growth we experienced in 2017 will carry forward into 2018 and beyond. We are seeing a number of new IoT and embedded applications coming to market that are benefitting from our low-power smart memory devices, including voice-activated home appliances, touch-sensors, asset trackers, smart lighting as well as health monitors.

“Finally, we significantly improved our balance sheet and financial position during the year, ending with more than $30 million in cash and giving us the capital and resources necessary to grow our existing business.  With operating expenses well under control and gross margins remaining within our targeted range, we are well positioned to deliver improving profits and cash flow. We are starting out the year with expectations to achieve our fourth consecutive quarter of revenue increasing 30% year-over-year and strong growth anticipated throughout the year as we expect to reach GAAP profitability in 2018.”

Fourth Quarter and 2017 Results
Revenue in the fourth quarter of 2017 was a record $16.2 million, an increase of 31.0% from $12.3 million in the fourth quarter of 2016 and an increase of 6.0% from $15.2 million last quarter. For the full year 2017, revenue increased 27.6% to $56.1 million from $44.0 million in 2016.

Gross margin in the fourth quarter of 2017 was 47.9%, compared to 50.6% in the fourth quarter of 2016 and 49.0% in the third quarter of 2017. Gross margin remains within the Company’s targeted range.  Gross margin for the full year 2017 was up 40 basis points to 49.0% from the prior year.

GAAP operating expenses in the fourth quarter of 2017 were $7.7 million, compared to $7.8 million in the prior year quarter and $8.3 million last quarter. On a non-GAAP basis, operating expenses in the fourth quarter were $6.8 million, compared to $6.7 million in the fourth quarter of 2016 and $6.9 million in the prior quarter.  For the full year 2017, GAAP operating expenses were $32.3 million, compared to $31.7 million in 2016 and non-GAAP operating expenses were $27.7 million, compared to $29.1 million in the prior year.

GAAP net loss in the fourth quarter of 2017 was $165,000, or ($0.01) per share, compared to a net loss of $1.7 million, or ($0.11) per share, in the fourth quarter of 2016 and a net loss of $1.0 million, or ($0.05) per share, in the previous quarter.  The full year 2017 net loss was $5.7 million or ($0.31) per share, compared to a loss of $11.6 million, or ($0.77) per share in 2016.

On a non-GAAP basis, net income in the fourth quarter of 2017 was $0.8 million, or $0.03 per diluted share, compared to a net loss of $0.6 million, or ($0.04) per share, in the fourth quarter of 2016 and net income of $0.4 million, or $0.02 per diluted share, last quarter.  For the full year 2017, non-GAAP net loss declined to $1.0 million, or ($0.05) per share, from $9.0 million, or ($0.60) per share, in 2016.

Adjusted EBITDA for the fourth quarter of 2017 was a positive $1.4 million, compared to a loss of $0.1 million in the fourth quarter of 2016 and a positive $0.9 million in the previous quarter. For the full year 2017, adjusted EBITDA was a positive $1.3 million, compared to a loss of $6.7 million in 2016.

A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash and cash equivalents as of December 31, 2017 totaled $30.1 million, compared to $19.7 million at the end of 2016.

Business Outlook
For the first quarter of 2018, the Company expects revenue to range between $14.7 million and $15.0 million, representing a 31.3% increase year-over-year at the mid-point even when considering the typical seasonality associated with the quarter. Gross margin is expected to be between 46% and 49%. GAAP operating expenses are expected to range between $8.5 million and $8.7 million, or $7.5 million and $7.7 million on a non-GAAP basis, which excludes approximately $0.7 million in stock-based compensation expense and $0.3 million in amortization of acquisition-related intangible assets.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time to discuss its financial results. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 6459898. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Tuesday, February 20, 2018 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial +1-404-537-3406. The pass code is 6459898.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: We have excluded the effect of amortization of acquisition-related intangible assets from our non-GAAP financial measures. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Gains from dispute settlements:  We have excluded the effect of the gain on settlement of an alleged liability with a former foundry supplier from our non-GAAP financial measures.  The gain on settlement is a non-cash gain, is not a recurring event and is not part of our core operations and was excluded when evaluating our financial performance.

Our non-GAAP Financial Measures are described as follows:

  Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP net income (loss) is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, amortization of acquisition-related intangible assets and gains from dispute settlements. Non-GAAP net income (loss) per share is non-GAAP net income (loss) divided by weighted average shares outstanding and, if dilutive, incremental shares based upon the conversion of outstanding stock options, restricted stock units and warrants.
  Non-GAAP operating expense.  Non-GAAP operating expenses are GAAP operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, amortization of acquisition-related intangible assets and gains from dispute settlements.
  Adjusted EBITDA is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net income (loss) as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto Technologies (NASDAQ:IOTS) is a leading provider of application-specific, ultra-low power and smart non-volatile memory products. The company has designed and built a portfolio of innovative products with intelligent features to conserve energy and enhance performance, including Fusion Serial Flash, DataFlash®, EcoXiP™ and products based on its trademark resistive RAM technology, called Conductive Bridging RAM (CBRAM®). For more information, please visit http://www.adestotech.com.

Adesto Technologies and the Adesto logo are trademarks of Adesto Technologies in the United States and other regions. All other trademarks are property of their respective owners.

Forward Looking Statements
The quotes of our Chief Executive Officer in this release regarding our momentum and expected revenue growth and non-GAAP operating expense maintenance, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 13, 2017, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of February 13, 2018, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 13, 2018 press release, or to reflect the occurrence of unanticipated events.

Company Contact:
Ron Shelton
Chief Financial Officer
P: 408-400-0578
E: ron.shelton@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, President
P: 949-224-3874
E: sheltonir@sheltongroup.com

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$30,078	$19,719
Accounts receivable, net	8,668	6,111
Inventories	5,814	5,182
Prepaid expenses	993	462
Other current assets	52	105
Total current assets	45,605	31,579
Property and equipment, net	6,833	5,962
Intangible assets, net	7,452	8,324
Other non-current assets	900	296
Goodwill	22	22
Total assets	$60,812	$46,183
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	7,075	5,167
Accrued compensation and benefits	2,614	1,599
Accrued expenses and other current liabilities	2,359	2,176
Line of credit, current	1,500	-
Term loan, current	926	6,466
Total current liabilities	14,474	15,408
Line of credit, non-current	-	1,807
Term loan, non-current	10,908	9,775
Other non-current liabilities	75	-
Deferred rent, non-current	2,404	2,826
Deferred tax liability, non-current	1	2
Total liabilities	27,862	29,818

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	133,087	110,749
Accumulated other comprehensive loss	(295)	(230)
Accumulated deficit	(99,844)	(94,156)
Total stockholders' equity	32,950	16,365
Total liabilities and stockholders' equity	$60,812	$46,183

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenue, net	$16,154	$12,330	$56,112	$43,968
Cost of revenue	8,422	6,087	28,637	22,618
Gross profit	7,732	6,243	27,475	21,350
Operating expenses:
Research and development	3,441	3,369	14,094	15,896
Sales and marketing	2,656	2,711	11,064	11,026
General and administrative	1,579	1,709	7,148	6,693
Gain from settlement with former foundry supplier	-	-	-	(1,962)
Total operating expenses	7,676	7,789	32,306	31,653
Income (loss) from operations	56	(1,546)	(4,831)	(10,303)
Other income (expense):
Interest expense, net	(172)	(217)	(753)	(1,275)
Other income (expense), net	(5)	(21)	(3)	(50)
Total other income (expense), net	(177)	(238)	(756)	(1,325)
Loss before provision for income taxes	(121)	(1,784)	(5,587)	(11,628)
Provision for (benefit from) income taxes	44	(62)	101	(16)
Net loss	$(165)	$(1,722)	$(5,688)	$(11,612)

Net loss per share:
Basic and diluted	$(0.01)	$(0.11)	$(0.31)	$(0.77)
Weighted average number of shares used in computing
net loss per share:
Basic and diluted	21,232,518	15,349,715	18,591,308	15,085,973

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2017	2016	2017	2017

GAAP gross profit		$7,732	$6,243	$27,475	$21,350
Stock-based compensation expense		26	21	112	81
Non-GAAP gross profit		$7,758	$6,264	$27,587	$21,431

GAAP research and development expenses		$3,441	$3,369	$14,094	$15,896
Stock-based compensation expense		(235)	(251)	(1,172)	(1,038)
Amortization of acquisition-related intangible assets		(107)	(121)	(471)	(484)
Non-GAAP research and development expenses		$3,099	$2,997	$12,451	$14,374

GAAP sales and marketing expenses		$2,656	$2,711	$11,064	$11,026
Stock-based compensation expense		(143)	(176)	(764)	(706)
Amortization of acquisition-related intangible assets		(188)	(187)	(751)	(751)
Non-GAAP sales and marketing expenses		$2,325	$2,348	$9,549	$9,569

GAAP general and administrative expenses		$1,579	$1,709	$7,148	$6,693
Stock-based compensation expense		(225)	(387)	(1,454)	(1,518)
Non-GAAP general and administrative expenses		$1,354	$1,322	$5,694	$5,175

GAAP operating expenses		$7,676	$7,789	$32,306	$31,653
Stock-based compensation expense		(603)	(814)	(3,390)	(3,262)
Amortization of acquisition-related intangible assets		(295)	(308)	(1,222)	(1,235)
Gain from settlement with former foundry supplier		-	-	-	1,962
Non-GAAP operating expenses		$6,778	$6,667	$27,694	$29,118

GAAP income (loss) from operations		$56	$(1,546)	$(4,831)	$(10,303)
Stock-based compensation expense		629	835	3,502	3,343
Amortization of acquisition-related intangible assets		295	308	1,222	1,235
Gain from settlement with former foundry supplier		-	-	-	(1,962)
Non-GAAP income (loss) from operations		$980	$(403)	$(107)	$(7,687)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:		$(165)	$(1,722)	$(5,688)	$(11,612)
Stock-based compensation expense		629	835	3,502	3,343
Gain from settlement with former foundry supplier		-	-	-	(1,962)
Amortization of acquisition-related intangible assets		295	308	1,222	1,235
	Non-GAAP net income (loss)	759	(579)	(964)	(8,996)
Interest expense		170	227	781	1,321
Provision for (benefit from) income taxes		44	(62)	101	(16)
Depreciation and amortization		380	303	1,384	987
	Adjusted EBITDA	$1,353	$(111)	$1,302	$(6,704)

Non-GAAP diluted net income (loss) per share		$0.03	($0.04)	($0.05)	($0.60)

Reconciliation of shares used in computing non-GAAP
net income (loss) per share:
Diluted shares:
Weighted-average shares used in calculating
non-GAAP basic net income (loss) per share		21,232,518	15,349,715	18,591,308	15,085,973

Incremental shares upon conversion of
stock options, restricted stock units and warrants		1,082,995	-	-	-

Weighted-average shares used in calculating
non-GAAP diluted net income (loss) per share		22,315,513	15,349,715	18,591,308	15,085,973